EXHIBIT 99

                 Family Dollar Reports October Sales

    MATTHEWS, N.C.--(BUSINESS WIRE)--Nov. 8, 2007--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the four weeks ended November 3, 2007, increased 3.3% to approximately $509.5 million from $493.2 million for the comparable four-week period ended November 4, 2006. Total sales increases for the four-week period were driven by consumables, primarily food. Comparable store sales for the four-week period were flat when compared with sales for the similar four-week period last year. The Company had 6,461 stores as of November 3, 2007, including 25 new stores opened in the October period.

                     Sales           Total Sales      Comparable Store
(NRF Calendar)     (millions)           Change          Sales Change
--------------- ---------------- -------------------- ----------------
October 2007         $509.5              3.3%               0.0%
Year-to-date        $1,123.7             3.6%               0.2%

    Outlook

    The Company expects that comparable store sales for the November period ending December 1, 2007, will increase 1% to 3%.

    Cautionary Statements

    Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company's plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

    -- general economic conditions that could adversely impact consumer spending;

    --  competitive factors that could limit our sales;

    --  success of our new store opening program;

    -- failure of existing or new technology to provide anticipated benefits;

    -- unusual weather, natural disaster, pandemic outbreaks, political events, war or acts of terrorism;

    -- our ability to select, obtain and market merchandise attractive to our customers;

    --  operational difficulties;

    --  our ability to operate distribution facilities;

    --  changes in government regulations;

    -- failure to achieve targeted results associated with implementation of new programs or initiatives;

    --  our ability to attract and retain employees; or

    --  adverse events during the holiday season.

    Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under "Cautionary Statement Regarding Forward-Looking Statements" or "Risk Factors" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

    About Family Dollar

    Operating small store locations, Family Dollar is one of the fastest growing discount retail chains in the United States. Family Dollar offers a core assortment of name-brand and quality consumable merchandise supplemented by fashion and seasonal merchandise at everyday low prices.

    Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,400 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, just outside of Charlotte and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

    CONTACT: Family Dollar Stores, Inc.
             INVESTOR CONTACT:
             Kiley F. Rawlins, CFA, 704-849-7496
             krawlins@familydollar.com
             or
             MEDIA CONTACT:
             Josh Braverman, 704-814-3447
             jbraverman@familydollar.com